Rock Energy Resources Announces the Appointment of Gordon F. Lee to its Board of Directors

Houston, Texas: September 20, 2012—Rock Energy Resources, Inc. (OTCQB: RCKE) announced today that Mr. Gordon F. Lee has been elected to the Company’s Board of Directors to serve a three year term.

Mr. Lee brings to the Board 30 years of direct experience in the securities and investment industries, as a private investment banker, securities adviser, corporate strategist, entrepreneur and significant investor. The first eight years of his career were spent in the public sector of capital formation for oil, gas, and mining companies focusing on corporate governance matters, including advising small business clients, assisting companies with raising money, going public, and structuring transactions such as mergers, acquisitions and joint ventures.  After several years in the Canadian markets in the capacity of Chief Advisor, Corporate Finance, CEO, and COB he became an investment banker and moved to the US.   He is currently focused on public venture capital and investing in high growth companies in various industry sectors. Mr. Lee has also taken several mining companies public, including a small Vancouver mining company then known as DRC Resources; now known as New Gold, (NGD). With his help, the company grew to its current $3 billion market cap.

Currently Mr. Lee serves as President and CEO of Focus Gold Corp, (FGLD) an emerging company with gold, silver, and rare earth metal properties in Mexico, as well as the UK. Lee is also the current President of Gold Crest Mines, Inc. (GCMN) that holds a large gold property in South Western Alaska near the Nova Gold Mining Property, and is in a JV with an Australian Exploration Co., that is continuing exploration of the property. Mr. Lee is also President and Chairman of the Board of Carbon Energy Handling, Inc. which is a logistics company moving coal from the mines in America to Asian Power Plants-end users, along with being President and Director of Beartooth Mtn Coal Co., which is currently developing a major black field in Southern Montana.

Commenting on his election to the Board of Rock Energy, Mr. Lee stated, “I am quite familiar with Rock Energy's Red Arrow Gold Mine, and the recent expansion thereof, as well as assays indicating the presence of 1 oz. Au/ ton of head ore. I am honored to be associated with Rock Energy, and the development of their significant deposit of gold and intrigued by the apparent presence of Platinum in the core samples at their Mancos, Colorado facility. I am encouraged about the potential of this operation and believe it to be one of the most significant gold strikes in modern times. I look forward to developing cash flows and shareholder value”.

Rocky Emery, Chairman and CEO of Rock Energy stated, “I am excited to have someone who has had as much experience and success as Mr. Lee has in developing mining assets. We greatly appreciate the talent and value that Gordon brings to the team”.

Cautionary Statements

CAUTIONARY STATEMENT REGARDING FUTURE RESULTS AND FORWARD-LOOKING STATEMENTS: This Web site and press release contains information, including statements as to the Company’s future financial or operating performance, that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are intended to be covered by the safe harbor created by such sections and other applicable laws. All statements, other than statements of historical fact, are forward-looking statements. The words "believe", "expect", "anticipate", "contemplate", "target", "plan", "intends", "continue", "budget", "estimate", "may", "will", "schedule" and similar expressions identify forward-looking statements. Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Known and unknown factors could cause actual results to differ materially from those projected in the forward-looking statements. Such forward-looking statements include, without limitation: (i) estimates of future mineral production, results and sales; (ii) estimates of future costs applicable to sales, other expenses and taxes, for specific operations and on a consolidated basis; (iii) estimates of future capital expenditures, construction, production or closure activities; (iv) statements regarding future exploration potential, asset potential, potential resource expansion and targeted production; (v) estimates and expectations regarding reserves, non-reserve mineralization and potential ounces; (vi) statements regarding fluctuations in capital and currency markets; (vii) statements regarding potential cost savings, productivity, operating performance, and cost structure; (viii) expectations regarding the development, growth, mine life, production and costs applicable to sales and exploration potential of the Company's projects; and (ix) expectations regarding the impacts of operating technical or geotechnical issues in connection with the Company's projects or operations. Estimates or expectations of future events or results are based upon certain assumptions, which may prove to be incorrect. Such assumptions, include, but are not limited to: (i) there being no significant change to current geotechnical, metallurgical, hydrological and other physical conditions; (ii) permitting, development, operations and expansion of the Company's projects being consistent with current expectations and mine plans; (iii) certain price assumptions for gold, copper and oil; (iv) certain effective tax rate assumptions (v) prices for key supplies being approximately consistent with current levels; and (vi) the accuracy of our current mineral reserve and mineral resource estimates. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the jurisdiction in which we operate, changes in governmental regulation, including taxation, environmental, permitting and other regulations, and judicial outcomes The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of publication, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

Contact:

Rocky V Emery Chairman & CEO

Rock Energy Resources, Inc.

Managing Member American Patriot Gold

10350 Richmond Avenue

Suite 800

Houston, Texas 77042

www.americanpatriotgold.com

Remery@americanpatriotgold.com

O: 713-400-3013

C: 832-691-7991